Exhibit 99.1

Contacts:	For Media:	John Calagna
(212) 578-6252

	For Investors:	Conor Murphy
(212) 578-7788
METLIFE ANNOUNCES STRONG FIRST QUARTER 2010 RESULTS
— Operating Earnings of $1.01 Per Share, up from $0.16 Per Share in 1Q 2009 —
— Net Income of $0.97 Per Share Versus $0.71 Per Share Net Loss in 1Q 2009 —
— Premiums, Fees & Other Revenues Increase 12% Over 1Q 2009 to $8.8 Billion —
— Book Value Per Share Increases 60% Over 1Q 2009; 9% Over 4Q 2009 —
NEW YORK, April 29, 2010 — MetLife, Inc. (NYSE: MET) today reported first quarter 2010 net income1 of $805 million, or $0.97 per share, which reflects net investment gains and losses. Operating earnings2 for the first quarter of 2010 were $834 million, or $1.01 per share.
“MetLife delivered very strong first quarter results, generating significant earnings growth, growing premiums, fees & other revenues by 12% and increasing net investment income by 31%,” said C. Robert Henrikson, chairman, president & chief executive officer of MetLife, Inc. “Improved equity market levels, solid underwriting results and our expense savings efforts also contributed to our strong performance in the quarter.
“The strong growth we achieved in both our U.S. and International Businesses in the first quarter positions us well for continued revenue and earnings growth during the remainder of 2010. With our well-established leadership in the U.S. and our pending acquisition of Alico, we are poised to increase our global market share and provide valuable financial solutions to an expanded client base,” added Henrikson.

[1]	All references in this press release (except under “Non-GAAP and Other Financial Disclosures”) to net income (loss), net income (loss) per share, operating earnings, operating earnings per share and book value per share should be read as net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, operating earnings available to MetLife, Inc.’s common shareholders, operating earnings available to MetLife, Inc.’s common shareholders per diluted common share and book value per common share, respectively.

[2]	Operating earnings available to common shareholders, operating revenues, operating expenses, operating earnings available to common shareholders per diluted common share and book value per common share, excluding accumulated other comprehensive income (AOCI), are not calculated based on generally accepted accounting principles (GAAP). Information regarding non-GAAP financial measures and the reconciliation of them to GAAP measures are provided in the Non-GAAP and Other Financial Disclosures discussion below, as well as in the tables that accompany this release and the First Quarter 2010 Quarterly Financial Supplement. Please see the Non-GAAP and Other Financial Disclosures discussion below for the definition of sales, the presentation of historical information on a constant currency basis and the method of calculating the constant currency amount.

FIRST QUARTER 2010 SUMMARY
•	Premiums, fees & other revenues of $8.8 billion, up 12% from the first quarter of 2009, driven by growth in both the U.S. and International Businesses

•	Strong U.S. annuity sales of $4.4 billion, including an 8% increase in variable annuity sales over the first quarter of 2009

•	Operating earnings of $834 million ($1.01 per share), reflecting:
•	a previously announced $75 million ($0.09 per share) charge to earnings due to a legislative change to the tax liability associated with future retiree health care costs and

•	strong variable investment income, which was above plan range by $71 million ($0.09 per share), after tax and the impact of deferred acquisition costs.

($ in millions, except per share data)	For the three months ended March 31,
	2010	2009	Change

Premiums, fees & other revenues	$8,775	$7,865	12%
Total operating revenues	$13,068	$11,139	17%

Net income (loss)	$805	$(574)	—
Net income (loss) per share	$0.97	$(0.71)	—
Operating earnings	$834	$131	—
Operating earnings per share	$1.01	$0.16	—

Book value per share	$41.21	$25.75	60%
Book value per share excluding AOCI	$42.67	$44.53	(4)%
BUSINESS SEGMENT DISCUSSIONS
All comparisons of first quarter 2010 results in the segment discussions below are with the first quarter of 2009, unless otherwise noted. Reconciliations of segment net income to segment operating earnings are provided in the tables that accompany this release and in the First Quarter 2010 Quarterly Financial Supplement, which is available on the Investor Relations section of www.metlife.com.
U.S. BUSINESS
•	U.S. Business premiums, fees & other revenues of $7.4 billion, up 11% largely due to growth in Corporate Benefit Funding and Retirement Products
•	Sales growth of 15% in individual life insurance products; 8% in variable annuities
•	Total annuity sales of $4.4 billion; lapse rates continued to decline and net flows continued to be strong
•	Operating earnings of $757 million, up from $178 million due to significant business growth, equity market improvements, higher net investment income and lower expenses
Insurance Products
Premiums, fees & other revenues for Insurance Products — which includes group life, individual life and non-medical health insurance — were up 2%, largely driven by an increase in group life. In non-medical health, revenue grew slightly as growth in the dental business was offset by a decline in disability. In individual life, sales were up 15% driven by increases in whole, term and universal life insurance.

Operating earnings for Insurance Products were $298 million, up 92% due in large part to higher net investment income, favorable group life underwriting results and lower expenses.
Retirement Products
Premiums, fees & other revenues for Retirement Products — which includes individual and institutional annuities — were $684 million, up 27% on increased fee revenue. Total annuity sales were $4.4 billion, down from $7.4 billion in the first quarter of 2009, which benefited from an unusually high demand for fixed annuities. Sales of variable annuities continued to grow in the first quarter of 2010, rising 8%.
Operating earnings for Retirement Products were $159 million, compared with a $118 million operating loss. First quarter 2010 results benefited from increased fee revenue due to higher equity market levels, as well as improved net investment income. First quarter 2009 results were negatively impacted by the increased amortization of deferred acquisition costs as well as lower fee revenue.
Corporate Benefit Funding
Premiums, fees & other revenues for Corporate Benefit Funding — which includes the U.S. and U.K. pension closeout businesses, structured settlements and other corporate benefit funding products — were $920 million, up from $433 million due to significant growth in pension closeout premiums, which can fluctuate from quarter-to-quarter. In addition, structured settlement premiums grew 60%.
Corporate Benefit Funding operating earnings were $228 million, up significantly from $65 million largely due to improved interest spreads.
Auto & Home
Net written premiums for Auto & Home — which includes property and casualty insurance products — were $697 million, relatively unchanged from the prior year period. Operating earnings were $72 million, compared with $76 million. First quarter 2010 results benefited from $5 million, after tax, of favorable non-catastrophe claim development related to prior accident years, compared with $17 million, after tax. Also, catastrophe losses in the first quarter of 2010 were $25 million, after tax, compared with $20 million, after tax. Auto & Home’s combined ratio — excluding catastrophes — was 88.8%, compared with 88.1%.
INTERNATIONAL BUSINESS
•	International premiums, fees & other revenues of $1.2 billion, up 27% on a reported basis and 10% on a constant currency basis
•	At March 31, 2010, Japan assets under management up 35% on a reported basis compared with March 31, 2009
•	Operating earnings of $151 million, up 15%
International premiums, fees & other revenues were $1.2 billion¸ up 27% due to business growth across the company’s three international regions and the positive impact of foreign currency exchange rates. In the Latin America region, premiums, fees & other revenues grew 28% (12% on a constant currency basis) due to growth in Mexico, Chile and Brazil. Premiums, fees & other revenues grew 24% (6% on a constant currency basis) in the Asia Pacific region, primarily due to growth in Hong Kong. In Japan, total annuity sales were 85 billion yen ($932 million), compared with 172 billion yen ($1.8 billion), reflecting current market trends. In the EMEI (Europe/Middle East/India) region, premiums, fees & other revenues were up 30% (20% on a constant currency basis) due to growth primarily in India.
International operating earnings were $151 million, up 15% as business growth across all regions was partially offset by a $13 million ($0.02 per share) charge due to the expiration of certain business tax incentives.
BANKING, CORPORATE & OTHER
Total operating revenues for MetLife Bank were $299 million, down 20% as the first quarter of 2009 results benefited from significant mortgage refinancing activity. Likewise, total assets at March 31, 2010 were $13.6 billion, down 8% from $14.8 billion at March 31, 2009 primarily due to a lower amount of loans held-for-sale. MetLife Bank operating earnings were $53 million, down from $77 million.
Corporate & Other had an operating loss of $127 million, compared with an operating loss of $255 million. In addition to the previously mentioned charge associated with future retiree health care costs, the company also recorded $20 million ($0.02 per share), after tax, in Operational Excellence charges and certain one-time items.
INVESTMENTS
•	General account portfolio yield increased to 5.39%, up from 4.11%
•	Net investment gain of $2 million, after tax (including impairments of $97 million, after tax), compared with a net investment loss of $557 million, after tax, in the fourth quarter of 2009
•	Net unrealized gain of $1.5 billion, compared with a net unrealized loss of $2.2 billion at December 31, 2009
Net investment income was $4.3 billion, up 31% from $3.3 billion in the first quarter of 2009 and up 7% from $4.0 billion in the fourth quarter of 2009. During the first quarter of 2010, variable investment income was $314 million ($200 million, after tax and the impact of deferred acquisition costs). Strong performance from corporate joint ventures and hedge funds was partially offset by negative returns from real estate funds.
For the quarter, MetLife reported a $2 million, after tax, net investment gain. This included approximately $19 million, after tax, in derivative losses. MetLife uses derivatives — in connection with its broader portfolio management strategy — to hedge a number of risks, including changes in interest rates and fluctuations in foreign currencies. Movement in interest rates, foreign currencies and MetLife’s own credit spread — which impacts the valuation of certain insurance liabilities — can generate derivative gains or losses. Derivative gains or losses related to MetLife’s own credit spread do not have an economic impact on the company.
Earnings Conference Call
MetLife will hold its first quarter 2010 earnings conference call and audio Webcast on Friday, April 30, 2010, from 8:00 to 9:00 a.m. (ET). The conference call will be available live via telephone and the Internet. To listen over the telephone, dial (612) 326-1011 (domestic and international callers). To listen to the conference call over the Internet, visit www.metlife.com (through a link on the Investor Relations page). Those who want to listen to the call on the telephone or via the Internet should dial in or go to the Web site at least fifteen minutes prior to the call to register, and/or download and install any necessary audio software.
The conference call will be available for replay via telephone and the Internet beginning at 10:00 a.m. (ET) on Friday, April 30, 2010, until Friday, May 7, 2010, at 11:59 p.m. (ET). To listen to a replay of the conference call over the telephone, dial (320) 365-3844 (domestic and international callers). The access code for the replay is 151270. To access the replay of the conference call over the Internet, visit the above-mentioned Web site.
Non-GAAP and Other Financial Disclosures
All references in this press release (except in this section) to net income (loss), net income (loss) per share, operating earnings and operating earnings per share should be read as net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, operating earnings available to MetLife, Inc.’s common shareholders and operating earnings available to MetLife, Inc.’s common shareholders per diluted common share, respectively.
The historical and forward-looking financial information presented in this press release include performance measures which are based on methodologies other than generally accepted accounting principles (“GAAP”). MetLife, Inc. analyzes its performance using financial measures, such as operating earnings, operating revenues, operating expenses, operating earnings available to common shareholders and operating earnings available to common shareholders per diluted common share, that are not based on GAAP. MetLife believes the presentation of operating earnings as MetLife measures it for management purposes enhances the understanding of its performance by highlighting the results from operations and the underlying profitability drivers of the business. Operating earnings, operating revenues, operating expenses, operating earnings available to common shareholders and operating earnings available to common shareholders per diluted common share should not be viewed as substitutes for GAAP net income (loss), GAAP revenues, GAAP expenses, GAAP net income (loss) available to MetLife, Inc.’s common shareholders and GAAP net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, respectively. Operating earnings is the measure of segment profit or loss MetLife uses to evaluate segment performance and allocate resources and, consistent with GAAP accounting guidance for segment reporting, is MetLife’s measure of segment performance. Operating earnings is also a measure by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans.
Operating earnings is defined as operating revenues less operating expenses, net of income tax. Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends and operating earnings available to common shareholders per diluted common share is calculated by dividing operating earnings available to common shareholders by the number of weighted average diluted common shares outstanding for the period indicated.
Operating revenues is defined as GAAP revenues (i) less net investment gains (losses), (ii) less amortization of unearned revenue related to net investment gains (losses), (iii) plus scheduled periodic settlement payments on derivative instruments that are hedges of investments but do not qualify for hedge accounting treatment, (iv) plus income from discontinued real estate operations and (v) plus, for operating joint ventures reported under the equity method of accounting, the aforementioned adjustments and those identified in the definition of operating expenses, net of income tax, if applicable to these joint ventures.
Operating expenses is defined as GAAP expenses (i) less changes in policyholder benefits associated with asset value fluctuations related to experience-rated contractholder liabilities and certain inflation-indexed liabilities, (ii) less costs related to business combinations (since January 1, 2009) and noncontrolling interests, (iii) less amortization of deferred acquisition costs and value of business acquired and changes in the policyholder dividend obligation related to net investment gains (losses) and (iv) plus scheduled periodic settlement payments on derivative instruments that are hedges of policyholder account balances but do not qualify for hedge accounting treatment.
In addition, operating revenues and operating expenses do not reflect the consolidation of certain securitization vehicles that are variable interest entities as required under GAAP.
International premiums, fees & other revenues in the first quarter of 2009 were $933 million and $1.1 billion, on a reported basis and constant currency basis, respectively. Latin America premiums, fees & other revenues in the first quarter of 2009 were $471 million and $539 million, on a reported basis and constant currency basis, respectively. Asia Pacific premiums, fees & other revenues in the first quarter of 2009 were $365 million and $430 million, on a reported basis and constant currency basis, respectively. EMEI premiums, fees & other revenues in the first quarter of 2009 were $97 million and $105 million, on a reported basis and constant currency basis, respectively. The constant currency basis amounts for both periods are calculated using the average foreign currency exchange rates of the first quarter of 2010.
Statistical sales information for life insurance is calculated by MetLife using the LIMRA International, Inc. definition of sales for core direct sales, excluding company sponsored internal exchanges, corporate-owned life insurance, bank-owned life insurance, and private placement variable universal life insurance. Individual annuities sales consists of statutory premiums direct and assumed, excluding company sponsored internal exchanges.
About MetLife
MetLife, Inc. is a leading provider of insurance, employee benefits and financial services with operations throughout the United States and the Latin America, Europe and Asia Pacific regions. Through its subsidiaries and affiliates, MetLife, Inc. reaches more than 70 million customers around the world and MetLife is the largest life insurer in the United States (based on life insurance in-force). The MetLife companies offer life insurance, annuities, auto and home insurance, retail banking and other financial services to individuals, as well as group insurance and retirement & savings products and services to corporations and other institutions. For more information, visit www.metlife.com.
This press release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results. Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining MetLife’s actual future results. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These factors include: (i) difficult and adverse conditions in the global and domestic capital and credit markets; (ii) continued volatility and further deterioration of the capital and credit markets, which may affect MetLife’s ability to seek financing or access its credit facilities; (iii) uncertainty about the effectiveness of the U.S. government’s plan to stabilize the financial system by injecting capital into financial institutions, purchasing large amounts of illiquid, mortgage-backed and other securities from financial institutions, or otherwise; (iv) exposure to financial and capital market risk; (v) changes in general economic conditions, including the performance of financial markets and interest rates, which may affect MetLife’s ability to raise capital, generate fee income and market-related revenue and finance statutory reserve requirements and may require MetLife to pledge collateral or make payments related to declines in value of specified assets; (vi) potential liquidity and other risks resulting from MetLife’s participation in a securities lending program and other transactions; (vii) investment losses and defaults, and changes to investment valuations; (viii) impairments of goodwill and realized losses or market value impairments to illiquid assets; (ix) defaults on MetLife’s mortgage loans; (x) the impairment of other financial institutions; (xi) MetLife’s ability to identify any future acquisitions and consummate such acquisitions, including the acquisition of American Life Insurance Company (“Alico”), on successful terms, and to successfully integrate acquired businesses with minimal disruption; (xii) economic, political, currency and other risks relating to MetLife’s international operations; (xiii) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (xiv) downgrades in MetLife, Inc.’s and its affiliates’ claims paying ability, financial strength or credit ratings; (xv) ineffectiveness of risk management policies and procedures, including with respect to guaranteed benefits (which may be affected by fair value adjustments arising from changes in MetLife’s own credit spread) on certain of MetLife’s variable annuity products; (xvi) availability and effectiveness of reinsurance or indemnification arrangements; (xvii) discrepancies between actual claims experience and assumptions used in setting prices for MetLife’s products and establishing the liabilities for MetLife’s obligations for future policy benefits and claims; (xviii) catastrophe losses; (xix) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors and for personnel; (xx) unanticipated changes in industry trends; (xxi) changes in accounting standards, practices and/or policies; (xxii) changes in assumptions related to deferred policy acquisition costs, value of business acquired or goodwill; (xxiii) increased expenses relating to pension and postretirement benefit plans; (xxiv) deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (xxv) adverse results or other consequences from litigation, arbitration or regulatory investigations; (xxvi) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (xxvii) regulatory, legislative or tax changes that may affect the cost of, or demand for, MetLife’s products or services; (xxviii) the effects of business disruption or economic contraction due to terrorism, other hostilities, or natural catastrophes; (xxix) the effectiveness of MetLife’s programs and practices in avoiding giving its associates incentives to take excessive risks; (xxx) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC; and (xxxi) any of the foregoing factors as they relate to Alico and its operations.
MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.
# # #

MetLife, Inc.
Consolidated Statements of Income (Unaudited)

	For the Three Months Ended
	March 31,
	2010	2009
	(In millions)
Revenues
Premiums	$6,854	$6,122
Universal life and investment-type product policy fees	1,407	1,183
Net investment income	4,344	3,261
Other revenues	513	554
Net investment gains (losses):
Other-than-temporary impairments on fixed maturity securities	(151)	(553)
Other-than-temporary impairments on fixed maturity securities transferred to other comprehensive income (loss)	59	—
Other net investment gains (losses), net	164	(353)

Total net investment gains (losses)	72	(906)

Total revenues	13,190	10,214

Expenses
Policyholder benefits and claims	7,537	6,582
Interest credited to policyholder account balances	1,143	1,168
Policyholder dividends	377	424
Other expenses	2,942	3,002

Total expenses	11,999	11,176

Income (loss) from continuing operations before provision for income tax	1,191	(962)
Provision for income tax expense (benefit)	358	(377)

Income (loss) from continuing operations, net of income tax	833	(585)
Income (loss) from discontinued operations, net of income tax	1	37

Net income (loss)	834	(548)
Less: Net income (loss) attributable to noncontrolling interests	(1)	(4)

Net income (loss) attributable to MetLife, Inc.	835	(544)
Less: Preferred stock dividends	30	30

Net income (loss) available to MetLife, Inc.’s common shareholders	$805	$(574)

Operating Earnings Available to Common Shareholders Reconciliation
Net income (loss) available to MetLife, Inc.’s common shareholders	$805	$(574)

Adjustments from net income (loss) available to MetLife, Inc.’s common shareholders to operating earnings available to common shareholders:
Less: Net investment gains (losses)	72	(906)
Less: Other adjustments to continuing operations	(121)	(241)
Less: Provision for income tax expense (benefit) related to adjustments above	18	401
Less: Income (loss) from discontinued operations, net of income tax	1	37
Net income (loss) attributable to noncontrolling interests	(1)	(4)

Operating earnings available to common shareholders	$834	$131

Reconciliation of GAAP revenues to operating revenues and GAAP expenses to operating expenses

Total revenues	$13,190	$10,214
Less: Net investment gains (losses)	72	(906)
Less: Adjustments related to net investment gains (losses)	(1)	(6)
Less: Other adjustments to revenues	51	(13)

Total operating revenues	$13,068	$11,139

Total expenses	$11,999	$11,176
Adjustments related to net investment gains (losses)	(14)	(194)
Other adjustments to expenses	(157)	(28)

Total operating expenses	$11,828	$10,954

	At or For the Three Months Ended
	March 31,
	2010	2009
Diluted Earnings Per Common Share Calculation (1):
Net income (loss) available to MetLife, Inc.’s common shareholders per common share — diluted	$0.97	$(0.71)
Less: Net investment gains (losses)	0.09	(1.12)
Less: Other adjustments to continuing operations	(0.15)	(0.30)
Less: Provision for income tax expense (benefit)	0.02	0.50
Less: Discontinued operations, net of income tax	—	0.05
Net income (loss) attributable to noncontrolling interest	—	—

Operating earnings available to common shareholders per common share — diluted	$1.01	$0.16

Weighted average common shares outstanding (1)	828.6	809.1

(1)	For the three months ended March 31, 2009, 1.7 million shares, related to the assumed exercise or issuance of stock-based awards, have been excluded from the weighted average common shares outstanding — diluted, as these assumed shares are anti-dilutive to net income (loss) available to MetLife, Inc.’s common shareholders per common share — diluted. These shares were included in the calculation of operating earnings available to common shareholders per common share — diluted.

Book Value Per Common Share Calculation:
Book value per common share — (actual common shares outstanding)	$41.21	$25.75
Less: Accumulated other comprehensive income (loss) per common share	(1.46)	(18.78)

Book value per common share, excluding accumulated other comprehensive income (loss) — (actual common shares outstanding)	$42.67	$44.53

Common shares outstanding, end of period	819.4	818.1

MetLife, Inc.
Reconciliations of Net Income (Loss) Available to Common Shareholders to Operating Earnings Available to Common Shareholders
(Unaudited)

	For the Three Months Ended
	March 31,
	2010	2009
	(In millions)
Total U.S. Business Operations:
Net income (loss) available to MetLife, Inc.’s common shareholders	$797	$(1,033)
Less: Net investment gains (losses)	128	(1,664)
Less: Other adjustments to continuing operations	(66)	(230)
Less: Provision for income tax expense (benefit)	(23)	658
Less: Discontinued operations, net of income tax	1	25

Operating earnings available to common shareholders	$757	$178

Insurance Products:
Net income (loss) available to MetLife, Inc.’s common shareholders	$289	$(554)
Less: Net investment gains (losses)	33	(1,036)
Less: Other adjustments to continuing operations	(47)	(82)
Less: Provision for income tax expense (benefit)	5	390
Less: Discontinued operations, net of income tax	—	19

Operating earnings available to common shareholders	$298	$155

Retirement Products:
Net income (loss) available to MetLife, Inc.’s common shareholders	$180	$(137)
Less: Net investment gains (losses)	101	150
Less: Other adjustments to continuing operations	(69)	(185)
Less: Provision for income tax expense (benefit)	(11)	11
Less: Discontinued operations, net of income tax	—	5

Operating earnings available to common shareholders	$159	$(118)

Corporate Benefit Funding:
Net income (loss) available to MetLife, Inc.’s common shareholders	$257	$(438)
Less: Net investment gains (losses)	(5)	(809)
Less: Other adjustments to continuing operations	50	37
Less: Provision for income tax expense (benefit)	(17)	268
Less: Discontinued operations, net of income tax	1	1

Operating earnings available to common shareholders	$228	$65

Auto & Home:
Net income (loss) available to MetLife, Inc.’s common shareholders	$71	$96
Less: Net investment gains (losses)	(1)	31
Less: Provision for income tax expense (benefit)	—	(11)

Operating earnings available to common shareholders	$72	$76

International:
Net income (loss) available to MetLife, Inc.’s common shareholders	$113	$440
Less: Net investment gains (losses)	(29)	454
Less: Other adjustments to continuing operations	(35)	(1)
Less: Provision for income tax expense (benefit)	24	(149)
Net income (loss) attributable to noncontrolling interest	(2)	(5)

Operating earnings available to common shareholders	$151	$131

Banking, Corporate & Other:
Net income (loss) available to MetLife, Inc.’s common shareholders	$(105)	$19
Less: Net investment gains (losses)	(27)	304
Less: Other adjustments to continuing operations	(20)	(10)
Less: Provision for income tax expense (benefit)	17	(108)
Less: Discontinued operations, net of income tax	—	12
Net income (loss) attributable to noncontrolling interest	1	1

Operating earnings available to common shareholders	$(74)	$(178)